EXHIBIT 3.1

                        THE COMMONWEALTH OF MASSACHUSETTS
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                         MICHAEL J. CONNOLLY, SECRETARY
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                            (UNDER G.L. CHAPTER 156B)

                                    ARTICLE I

                         The name of the corporation is:

                          Earth and Ocean Sports, Inc.

                                   ARTICLE II

                      The purpose of the corporation is to
                  engage in the following business activities:

         To engage directly or indirectly in the acquisition of rights to and the manufacturing and/or distribution of and otherwise engaging in the business of bodyboards, surfboards, rescue boards and related products and accessories; to engage in any activities related to the foregoing, and otherwise to do any and all acts and things permitted to be done by business corporations under the provisions of Chapter 156B, as amended, of the General Laws of the Commonwealth of Massachusetts.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.





                                   ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

            WITHOUT PAR VALUE STOCKS                                     WITH PAR VALUE STOCKS
----------------------------------------------------------------------------------------------------------------------
       TYPE                NUMBER OF SHARES              TYPE               NUMBER OF SHARES            PAR VALUE
-------------------- ----------------------------- ------------------ ----------------------------- ------------------
COMMON:                          None                   COMMON:                 100,000                   $0.01
-------------------- ----------------------------- ------------------ ----------------------------- ------------------
PREFERRED:                       None                  PREFERRED:                None
-------------------- ----------------------------- ------------------ ----------------------------- ------------------

                                   ARTICLE IV

If more than one type, class or series is authorized, a description of each with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each type and class thereof and any series now established.

         Not Applicable

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

         None

                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None.")

         See Continuation Sheet 1

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles Amendment.





                                   ARTICLE VII

The effective date of the organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

                                  ARTICLE VIII

       a. The street address of the corporation IN MASSACHUSETTS is: (post office boxes are not acceptable) 192 E. Emerson Road, Lexington, MA 02173

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:


                      NAME                            RESIDENCE                    POST OFFICE ADDRESS
President:      Jon Anthony Glydon                100 Alderbrook Lane                     Same
                                                  West Barnstable, MA  02668
Treasurer:      Jon Anthon Glydon                 (see above)

Clerk:          Edwin L. Miller, Jr.              82 Sudbury Road                         Same
                                                  Weston, MA 02193

Directors:      Thomas H. Conway                  138 Baker Avenue                        Same
                                                  Concord, MA 01742

                Steven J. Roth                    192 E. Emerson Road                     Same
                                                  Lexington, MA 02173

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

          December

d. The name and BUSINESS address of the RESIDENT AGENT, of the corporation, if any, is:
          Edwin L. Miller, Jr., Esq.
          Testa, Hurwitz & Thibeault
          53 State Street
          Boston, MA  02109

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associated with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 24th day of June, 1993

Testa, Hurwitz & Thibeault, 125 High Street, High Street Tower, Boston, MA 02110
--------------------------------------------------------------------------------

Note: If an already-existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.





                                      THE COMMONWEALTH OF MASSACHUSETTS

                                           ARTICLES OF ORGANIZATION

                                    GENERAL LAWS, CHAPTER 156B, SECTION 12

                                 -------------------------------------------

                     I hereby certify that, upon an examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 24th day of June, 1993

                     Effective Date:                 June 24, 1993
                                     -------------------------------------------





                                        MICHAEL J. CONNOLLY
                                        Secretary of State




                     FILING  FEE:  1/10  of  1%  of  the  total  amount  of  the authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar or no par stock shall be deemed to have a par value of one dollar per share

                          PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

                             --------------------------------------

                             --------------------------------------

                             --------------------------------------

                             Telephone:
                                       ----------------------------





                              CONTINUATION SHEET 1

ARTICLE VI. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

         The corporation eliminates the personal liability of each director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the direct derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         Meetings of the stockholders of the corporation may be held anywhere in the United States.

         The directors of the corporation may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

         The whole or any part of the authorized but unissued shares of capital stock of the corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

         The corporation may become a partner in any business.





                                                          FEDERAL IDENTIFICATION

                                                          NO.  04-3136105

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN

                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

          We,                 Jon Anthony Glydon          , *President
             ---------------------------------------------
          and                 Edwin L. Miller, Jr.        , *Assistant Clerk,
             ---------------------------------------------
          of              Earth and Ocean Sports, Inc.              ,
             -------------------------------------------------------
                           (Exact name of corporation)

   located at          70 Airport Road, Hyannis, MA  02601          ,
             -------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                    Article 3
     --------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted by unanimous written consent dated January 31, 1997, by vote of:

1,000        shares of Common Stock, $.01 par value of 1,000 shares outstanding,
------------          -----------------------------     -----
                      (type, class & series, if any)

             shares of                              of       shares outstanding,
 ------------          ----------------------------     -----
                      (type, class & series, if any)
and

             shares of                              of       shares outstanding.
------------           ----------------------------     -----
                      (type, class & series, if any)


1** being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and each type, class or series of stock whose rights are adversely affected thereby:


*Delete the inapplicable words.             **Delete the inapplicable clause.
1 For amendments adopted pursuant to Chapter 156B, Section 70.
2 For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.








To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

------------------------------------------------  ----------------------------------------------------------------
           WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
------------------ -----------------------------  ------------- ------------------------------ -------------------
      TYPE               NUMBER OF SHARES             TYPE            NUMBER OF SHARES             PAR VALUE
------------------ -----------------------------  ------------- ------------------------------ -------------------
Common:                        None               Common:                  100,000                    $.01
------------------ -----------------------------  ------------- ------------------------------ -------------------

------------------ -----------------------------  ------------- ------------------------------ -------------------
Preferred:                     None               Preferred:                None
------------------ -----------------------------  ------------- ------------------------------ -------------------

------------------ -----------------------------  ------------- ------------------------------ -------------------

Change the total authorized to:

------------------------------------------------ ----------------------------------------------------------------
           WITHOUT PAR VALUE STOCKS                                   WITH PAR VALUE STOCKS
------------------ ----------------------------- ------------- ------------------------------ -------------------
      TYPE               NUMBER OF SHARES            TYPE            NUMBER OF SHARES             PAR VALUE
------------------ ----------------------------- ------------- ------------------------------ -------------------
Common:                        None              Common:                 1,500,000                   $.01
------------------ ----------------------------- ------------- ------------------------------ -------------------

------------------ ----------------------------- ------------- ------------------------------ -------------------
Preferred:                     None              Preferred:                None
------------------ ----------------------------- ------------- ------------------------------ -------------------

------------------ ----------------------------- ------------- ------------------------------ -------------------


VOTED: That Article III of the Articles of Organization of the Corporation is hereby amended such that the total number of shares and par value of the Common Stock which the Corporation is authorized to issue is as follows:

                  1,500,000 shares, par value $0.01 per share.

VOTED: That each of the 1,000 shares of Common Stock, par value $.01 per share, of the Corporation issued and outstanding at the close of business on February 12, 1997 are automatically split and converted into 750 shares of Common Stock, par value $0.01 per share.











The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                     ----------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 13th day of February, 1997,

                      /s/ Jon Anthony Glydon                , *President,
------------------------------------------------------------

                      /s/ Edwin L. Miller, Jr.              , *Assistant Clerk
------------------------------------------------------------

*Delete the inapplicable words.







                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

               ==================================================

             I hereby approve the within Articles of Amendment, and the filing fee in the amount of $____having been paid, said article is deemed to have been filed with me this ____ day of _________________ 19______.

             Effective date:
                            ----------------------------


                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                         Edwin L. Miller, Jr., Esq.
                      -------------------------------------
                         Testa, Hurwitz & Thibeault, LLP
                      -------------------------------------
                         125 High Street, High Street Tower
                         Boston, MA  02110
                      -------------------------------------